Exhibit 99.1

($ in millions, except per share values)

	Fiscal year ended June 30, 2001					Fiscal year ended June 30, 2002
	Pro forma as presented	Acquired in- process R&D	Amortization of intangibles	Thin film interconnect manufacturing division	As reported GAAP	Pro forma as presented	Restructuring charges	Acquired in- process R&D	Amortization of intangibles	Thin film interconnect manufacturing division	As reported GAAP
Revenue	$181.4			$51.2	$232.6	$187.1				$15.0	$202.1

Gross Profit	73.1			23.0	96.1	73.3	$(0.2)			0.6	73.8
% margin	40.3%				41.3%	39.3%					36.5%

SG&A	34.8		$2.2	6.4	43.4	34.9	2.9		$1.4	10.2	49.4
% of sales	19.1%				18.7%	18.7%					24.4%

R&D	15.0			3.8	18.8	21.0				2.2	23.1
% of sales	8.3%				8.1%	11.2%					11.4%

Operating income	23.4	$(1.5)	(2.2)	12.8	32.4	17.4	(3.1)	$(1.1)	(1.4)	(11.7)	0.2
% margin	12.9%				13.9%	9.4%					0.1%

Diluted EPS from continuing operations	$0.28				$0.37	$0.19					$0.01

	Fiscal year ended June 30, 2003					Quarter ended December 31, 2003
	Pro forma as presented	Acquired in- process R&D	Amortization of intangibles	Thin film interconnect manufacturing division	As reported GAAP	Pro forma as presented	Restructuring charges	Acquired in- process R&D	Amortization of intangibles	Thin film interconnect manufacturing division	As reported GAAP
Revenue	$282.0			$9.7	$291.8	$103.6				$2.1	$105.7

Gross Profit	112.5			0.8	113.3	46.9				(0.1)	46.8
% margin	39.9%				38.8%	45.2%					44.2%

SG&A	62.6		$2.7	3.1	68.5	24.6			$2.0	0.7	27.3
% of sales	22.2%				23.5%	23.8%					25.9%

R&D	29.5			1.6	31.1	11.8				0.4	12.1
% of sales	10.5%				10.7%	11.4%					11.5%

Operating income	20.4		(2.7)	(3.9)	13.7	10.5		$(1.1)	(2.0)	(10.3)	(2.9)
% margin	7.2%				4.7%	10.1%					(2.8)%

Diluted EPS from continuing operations	$0.22				$0.14	$0.09					$(0.04)

Note: Due to rounding, some figures may not add.